UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  June 5, 2018

COMSTOCK RESOURCES, INC.

(Exact Name of Registrant as Specified in Charter)

STATE OF NEVADA	001-03262	94-1667468
(State or other jurisdiction incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5300 Town and Country Boulevard

Suite 500

Frisco, Texas 75034

(Address of principal executive offices)

(972) 668-8800

(Registrant's Telephone No.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

On May 9, 2018, Comstock Resources, Inc., a Nevada corporation (the “Company”) entered into a Contribution Agreement (the “Contribution Agreement”) with Arkoma Drilling, L.P. and Williston Drilling, L.P. (collectively, the “Partnerships”), pursuant to which the Partnerships will contribute to the Company certain oil and gas properties located in North Dakota and Montana (the “Assets”) in exchange for a total of up to 88,571,429 newly issued shares of the Company’s common stock (the “Shares”), $0.50 par value per share, subject to adjustment, as further described in the Company’s Current Report on Form 8-K/A filed with the Securities and Exchange Commission (the “SEC”) on May 14, 2018 (collectively referred to herein as the “Jones Transaction”).  The effective date for the acquisition of the Assets is April 1, 2018; however, as explained in the Company’s Form 8-K/A filed with the SEC on May 14, 2018, the closing of the Contribution Agreement is subject to, among other things, the Company obtaining a new revolving credit facility and a new senior unsecured notes issuance, in each case (i) having such terms as are acceptable to the Partnerships in their sole discretion and (ii) in an amount as will be sufficient to refinance substantially all of the long-term indebtedness of the Company (the “Debt Financing”).

In connection with the Debt Financing, on May 14, 2018, the Company’s independent petroleum engineering firm, Lee Keeling and Associates, Inc., prepared a consolidated pro forma report estimating the oil and natural gas reserves of the Company together with the oil and natural gas reserves attributable to the Assets to be acquired in the Jones Transaction as of April 1, 2018.

Item 9.01	Financial Statements and Exhibits
Exhibit 23.1	Consent of Lee Keeling and Associates, Inc.
Exhibit 99.1	Report of Lee Keeling and Associates, Inc. on Proved Reserves as of April 1, 2018.

Forward-Looking Statements

This communication contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995.  Such statements are based on management's current expectations and are subject to a number of factors and uncertainties which could cause actual results to differ materially from those described herein.  Although the Company believes the expectations in such statements to be reasonable, there can be no assurance that such expectations will prove to be correct.

Additional Information and Where to Find It

This communication is being made in respect of the proposed transactions involving the Partnerships and the Company.  The issuance of the Shares and the amendments to the Company’s Articles of Incorporation required in connection with the proposed transaction will be submitted to the stockholders of the Company for their consideration.   In connection

therewith, the Company has filed a preliminary proxy statement with the SEC on May 25, 2018 and intends to file other relevant materials with the SEC, including a definitive proxy statement.  The preliminary proxy statement is currently available on the SEC’s website at http://www.sec.gov; however, such other documents are not currently available.  This communication does not constitute a solicitation of any vote or approval.  BEFORE MAKING ANY VOTING OR ANY INVESTMENT DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTIONS.

Investors may obtain the preliminary proxy statement and will be able to obtain the definitive proxy statement (when available) and other documents filed with the SEC free of charge at the SEC's website at http://www.sec.gov.  In addition, the proxy statements and the Company's annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 are available free of charge through the Company's website at www.comstockresources.com as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC.

Participants in Solicitation

The directors, executive officers and certain other members of management and employees of the Company are “participants” in the solicitation of proxies from stockholders of the Company in favor the issuance of the Shares and the amendments to the Company’s Articles of Incorporation required in connection with the proposed transaction.  Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the stockholders of the Company in connection with the proposed transactions will be set forth in the proxy statement and the other relevant documents to be filed with the SEC.  You can find information about the Company's executive officers and directors in its Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and in its definitive proxy statement filed with the SEC on Schedule 14A on April 3, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

COMSTOCK RESOURCES, INC.

Dated: June 5, 2018	By:	/s/ ROLAND O. BURNS
Roland O. Burns
President and Chief Financial Officer